Exhibit 4.3

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 15, 2009, among Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the new guarantor set forth on Schedule I attached hereto (the “New Guarantor”), which is a subsidiary of the Company, the existing Guarantors, and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 27, 2006 providing for the issuance of 9% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the “Guarantee”);

WHEREAS, Section 9.01(i) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture to cure any ambiguity, mistake, defect or inconsistency and the Company desires to so amend the Indenture as described below;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all of the conditions set forth in the Indenture to the execution of this Supplemental Indenture have been complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional guarantee on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture, including the provisions relating to the subordination of such guarantee set forth in Article 10 and Article 11, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. AMENDMENT TO THE INDENTURE. The Indenture is hereby amended to delete the definition of “Subordinated Indebtedness” as set forth in Section 1.01 (Definitions) in its entirety and such definition is hereby replaced with the following:

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

7. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

10. RESPONSIBILITY FOR RECITALS; TRUSTEE MAKES NO REPRESENTATION. The recitals herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SENSATA TECHNOLOGIES B.V.

By:	/s/ ANT Management (Netherlands) B.V.
Name: ANT Management (Netherlands) B.V.
Title: Managing Director

SENSATA TECHNOLOGIES MARYLAND, INC.

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

SENSATA TECHNOLOGIES, INC.

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

SENSATA TECHNOLOGIES MASSACHUSETTS, INC.

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

SENSATA TECHNOLOGIES FINANCE COMPANY, LLC

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY U.S., B.V.

By:	/s/ ANT Management (Netherlands) B.V.
Name: ANT Management (Netherlands) B.V.
Title: Managing Director

SENSATA TECHNOLOGIES HOLLAND, B.V.

By:	/s/ ANT Management (Netherlands) B.V.
Name: ANT Management (Netherlands) B.V.
Title: Managing Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.

By:	/s/ ANT Management (Netherlands) B.V.
Name: ANT Management (Netherlands) B.V.
Title: Managing Director

SENSATA TECHNOLOGIES DE MEXICO, S. DE R.L. DE C.V.

By:	/s/ Santiago Sepūlveda
Name: Santiago Sepūlveda
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES DE AGUASCALIENTES, S. DE R.L. DE C.V.

By:	/s/ Santiago Sepūlveda
Name: Santiago Sepūlveda
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES SENSORES E CONTROLES DO BRASIL LTDA.

By:	/s/ Josē Nelson Salveti
Name: Josē Nelson Salveti
Title: General Manager

SENSATA TECHNOLOGIES JAPAN LIMITED

By:	/s/ Takeshi Sato
Name: Takeshi Sato
Title: Representative Director

SENSATA TECHNOLOGIES (KOREA) LIMITED

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

SENSATA TECHNOLOGIES MALAYSIA SDN. BHD.

By:	/s/ Chow Chui Mei
Name: Chow Chui Mei
Title: Finance Manager

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ Vanessa Mack
Name: Vanessa Mack
Title: Vice President

Schedule I New Guarantor

Guarantor	Jurisdiction
Sensata Technologies de Aguascalientes, S. de R.L. de C.V.	(Mexico	)